UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2012 (December 5, 2012)

HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No change

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2012, Harris Corporation, a Delaware corporation (“Harris”), on behalf of itself and certain of its subsidiaries (collectively, the “Sellers”), entered into a definitive Asset Sale Agreement (the “Agreement”) with Gores Broadcast Solutions, Inc., a Delaware corporation (the “Buyer”) that is an affiliate of The Gores Group, LLC, relating to the sale of Harris’ Broadcast Communications Division (“Broadcast Communications”) as provided in the Agreement. Pursuant to the terms of the Agreement, at the closing of the transactions contemplated by the Agreement (the “Closing”), the Sellers will sell to the Buyer, and the Buyer will purchase from the Sellers, the assets comprising the Broadcast Communications business (including the shares of certain Harris subsidiaries), and the Buyer will assume liabilities arising out of or relating to such assets or such business, in each case subject to certain exceptions and certain indemnities as set forth in the Agreement. These exceptions and indemnities generally relate to certain pre-Closing taxes, employee liabilities, pre-Closing environmental liabilities and certain other liabilities, subject in certain cases to certain time, monetary and other limitations in respect thereof as set forth in the Agreement.

The aggregate purchase consideration to be paid by the Buyer for Broadcast Communications is $225 million, which includes $160 million in cash at Closing, a $15 million subordinated promissory note and an earnout of up to $50 million based on future performance. The $160 million in cash to be paid at Closing is subject to (i) an upward adjustment for certain cash and cash equivalents as of the Closing of the subsidiaries to be transferred to the Buyer, (ii) a downward adjustment for certain indebtedness as of the Closing of the subsidiaries to be transferred to the Buyer or otherwise included in the liabilities assumed by the Buyer and (iii) certain further customary post-Closing upward or downward adjustments as set forth in the Agreement. The subordinated promissory note is payable fifteen months after Closing, accrues simple annual interest at six percent and is unsecured. The earnout terms provide that in each of the four calendar years of 2013 through 2016, Harris is entitled to receive a contingent payment in cash equal to twenty percent of the revenue of Broadcast Communications (not including any revenue of any other business acquired by the Buyer or any of its controlled affiliates) in such calendar year that exceeds a specified target revenue amount of approximately the fiscal 2012 revenue of Broadcast Communications. Such target revenue amount is subject to reduction in the event of a divestiture of a business, business unit, product line or substantial portion of the consolidated assets of Broadcast Communications that does not constitute a sale transaction involving the Buyer. In the event of a sale transaction involving the Buyer (including the sale of all or substantially all of the assets or business of the Buyer), the contingent payment for the calendar year in which such sale transaction occurs will be determined based on revenue for the prior calendar year, if such sale transaction occurs within ninety days of the beginning of a calendar year; or otherwise based on revenue for the calendar year in which such sale transaction occurs through the end of the month preceding the transaction date, multiplied by a fraction, the numerator of which is twelve and the denominator of which is the number of calendar months through the end of the month preceding the transaction date. The contingent payment for any calendar year after the calendar year in which such sale transaction occurs will be equal to the contingent payment for the calendar year in which such sale transaction occurs. In all cases, however, the contingent payment amount is subject to (1) an annual cap of $25 million in each of such calendar years 2013 through 2016 (with any revenue that would have caused the contingent payment in any such year to exceed such annual cap to be carried forward and credited as revenue in the next year) and (2) an aggregate cap of $50 million.

A copy of the press release announcing the sale of Broadcast Communications was previously furnished as Exhibit 99.1 to Harris’ Current Report on Form 8-K filed on December 6, 2012.

Harris and the Buyer each have made customary representations, warranties, covenants and/or indemnities in the Agreement including, among others, covenants that (i) prior to the Closing, subject to certain exceptions, Harris will, and will cause the other Sellers and its other affiliates to, operate the Broadcast Communications business only in the ordinary course consistent with past practice; and (ii) each of the parties will use commercially reasonable efforts to cause all of the conditions to the obligations of the other to consummate the transactions contemplated by the Agreement that are within its control to be met as soon as reasonably practicable after the date of the Agreement.

The Agreement contains customary conditions to the respective obligations of Harris and the Buyer to close the transactions contemplated by the Agreement, including: (i) in the case of the Buyer’s obligations to close, the accuracy of Harris’ representations and warranties, provided that the Buyer is not entitled to refuse to close unless an inaccuracy of such representations and warranties is in a manner that, individually or in the aggregate, has caused or would reasonably be expected to cause a “Material Adverse Effect” (as defined in the Agreement); and in the case of Harris’ obligations to close, the accuracy of the Buyer’s representations and warranties, provided that Harris is not entitled to refuse to close unless an inaccuracy of such representations and warranties, individually or in the aggregate, has caused a material adverse effect on the Buyer’s ability to consummate the transactions contemplated by the Agreement; (ii) the performance and compliance in all material respects by Harris, in the case of the Buyer’s obligations to close, and by the Buyer, in the case of Harris’ obligation to close, in each case of its respective obligations required by the Agreement to be performed or complied with at or before the Closing; (iii) in the case of the Buyer’s obligations to close, there shall not have occurred a Material Adverse Effect after the date of the Agreement and prior to the Closing; and (iv) consents and approvals of certain specified governmental bodies shall have been obtained, including in respect of antitrust filings in the United States (under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and in Canada. The Agreement includes provisions to accommodate, if necessary, closings on a deferred basis in jurisdictions other than the United States and Canada (subsequent to the Closing in respect of the United States and Canada, but with no change in the amount or timing of the consideration payable by the Buyer), subject to the satisfaction of customary conditions to the respective obligations of Harris and the Buyer to close in such jurisdictions other than the United States and Canada. The obligations of the Buyer under the Agreement to consummate the Closing are not subject to a financing condition; however, the Agreement contains a covenant for Harris to use commercially reasonable efforts to cooperate with the Buyer as reasonably requested by the Buyer in connection with any financing sought by the Buyer in connection with the transactions contemplated by the Agreement. The Agreement provides for customary termination rights of the parties, but does not provide for any termination fee or reverse termination fee.

The Closing is expected to occur in early calendar year 2013. However, there can be no assurances that the conditions to Closing (or any deferred closing) set forth in the Agreement will be satisfied or, as the case may be, waived or that the Closing (or any deferred closing) will occur either in early calendar year 2013 or at all.

No material relationship exists between Harris or its affiliates, on one hand, and the Buyer or its affiliates, on the other hand, other than in respect of the Agreement. However, in connection with the Agreement, Gores Capital Partners III, L.P., a Delaware limited partnership (the “Guarantor”) that is an affiliate of The Gores Group, LLC and the Buyer, has entered into a Limited Guarantee, dated as of December 5, 2012, in favor of Harris, absolutely, irrevocably and unconditionally guaranteeing to Harris the due and punctual performance and discharge of (i) the Buyer’s obligation to pay the unadjusted purchase price at the Closing in accordance with the Agreement, if, as and when due and subject to the limitations set forth in the Agreement; (ii) certain other payment and indemnification obligations of the Buyer under the Agreement with respect to actions taken or circumstances existing prior to the Closing as set forth in the Agreement; and (iii) reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by Harris in connection with the enforcement of its rights under the Agreement that results in a judgment against the Buyer or the Guarantor prior to the Closing. Additionally, pursuant to the Agreement, Harris and its applicable affiliate(s), on one hand, and the Buyer and its applicable affiliate(s), on the other hand, at Closing will enter into, among other ancillary agreements and documents, (1) a transition services agreement relating to the provision of certain services by Harris to the Buyer for a period of up to fifteen months following the Closing; (2) a non-solicitation and non-competition agreement, pursuant to which the parties thereto will agree not to solicit certain employees of the other party for a period of two years following the Closing, subject to certain exceptions, and pursuant to which Harris will agree not to compete as to the Broadcast Communications business for a period of three years following the Closing, subject to certain exceptions; (3) an intellectual property agreement relating to certain cross-licenses between the parties thereto, (4) certain other commercial agreements; and (5) the subordinated promissory note described above.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Agreement, which is filed as

Exhibit 2.1 hereto and incorporated herein by reference. In addition, the representations, warranties, covenants and indemnities made in the Agreement by Harris and the Buyer, respectively, are qualified by, and subject to, important exceptions and other limitations agreed to by the parties in connection with negotiating the terms and conditions of the Agreement. It is particularly important to note that the representations and warranties have been made only for the purposes of the Agreement, solely for the benefit of the parties thereto, and were negotiated principally for allocating risks between the parties thereto by establishing the scope of indemnities relating to such representations and warranties and not for the purpose of establishing the assertions embodied therein as facts. The representations, warranties, covenants and indemnities also are subject to contractual standards of materiality that may be very different from those generally applicable to disclosure requirements under the federal securities laws, including for reports and documents filed with the Securities and Exchange Commission (“SEC”), and in respect of the representations and warranties, were qualified by disclosures made by Harris that are not set forth in the body of the Agreement. The representations and warranties also do not purport to be accurate as of the date of filing of this Form 8-K, and the subject matter thereof may have changed since the date of the Agreement. Any subsequent developments or new information affecting or relating to any of such representations and warranties may not have been described in this Form 8-K. Furthermore, any factual disclosures in the Agreement or this Form 8-K may be supplemented, updated or modified by disclosures contained in, and should be considered in conjunction with, reports and other matters Harris files with, or furnishes to, the SEC or otherwise publicly discloses.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

2.1	Asset Sale Agreement, dated as of December 5, 2012, by and between Harris Corporation and Gores Broadcast Solutions, Inc.*

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Harris hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

By:	/s/ Scott T. Mikuen
Name: Scott T. Mikuen
Title: Vice President, General Counsel and Secretary

Date: December 11, 2012

EXHIBIT INDEX

Exhibit No. Under Regulation S-K, Item 601	Description
2.1	Asset Sale Agreement, dated as of December 5, 2012, by and between Harris Corporation and Gores Broadcast Solutions, Inc.*

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Harris hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.